EXHIBIT 10.1

                              FOURTH AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

         THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated October 6, 2004, to be effective as of September 26, 2004 (this "AMENDMENT"), by and among OVERHILL FARMS, INC., a Nevada corporation ("BORROWER"), and PLEASANT STREET INVESTORS, LLC, a California limited liability company ("LENDER").

                                R E C I T A L S
                                ---------------

         A. Borrower and Lender are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of April 16, 2003, as amended by a First Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 16, 2003, a Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of June 19, 2003, and a Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 31, 2003 (as so amended, the "LOAN AGREEMENT"). Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.

         B. On May 27, 2004, Lender agreed to permit Borrower to (i) exclude $150,000 of Capital Expenditures incurred by Borrower in the Fiscal Quarter ended June 27, 2004, in connection with the purchase and relocation of spiral freezers, from Fixed Charges for purposes of calculating the minimum Fixed Charge Coverage Ratio for the trailing three consecutive Fiscal Quarters ended June 27, 2004, and (ii) increase the maximum amount of Capital Expenditures permitted to be incurred by Borrower in the Fiscal Quarter ended June 27, 2004, by such $150,000 of Capital Expenditures.

         C. Borrower has requested that Lender eliminate the application of any Interest Rate Event to the Fiscal Quarters ending September 26, 2004 and January 2, 2005 (by revising the definition of Interest Rate Measurement Period), modify certain terms of the Senior B Term Loan and amend certain financial covenants as provided for herein, and Lender is willing to do so, but only on the terms and subject to the conditions set forth herein.

         D. In addition, the Senior Subordinated Creditor and Borrower are entering into certain amendments to the Securities Purchase Agreement as provided for therein.

                               A G R E E M E N T
                               -----------------

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. AMENDMENTS TO LOAN AGREEMENT. Effective on and as of the Fourth Amendment Effective Date (as defined in the Loan Agreement, as amended by this Amendment), pursuant to Section 10.1 of the Loan Agreement, the Loan Agreement shall be amended as follows:

                  (a) Clause (b) of Section 1.8 (Repayment and Prepayment) of the Loan Agreement shall be amended to read in its entirety as follows:

                  "(b) SENIOR TERM B LOAN MATURITY. The Senior Term B Loan shall be repaid by Borrower as follows: Borrower shall make monthly installment payments of principal of the Senior Term B Loan on the last Business Day of each calendar month (or portion thereof) in the amounts set forth opposite each such last Business Day (it being understood that each such installment payment shall be due and payable on each such corresponding Business Day):

                                                      Installment
               Last Business Day of:                   Payment
               ---------------------                   -------
               September 2004......................   $  69,445
               October 2004........................     254,445
               November 2004.......................     254,445
               December 2004 ......................     274,445
               January 2005 .......................     254,445
               February 2005 ......................     254,445
               March 2005 .........................     274,445
               April 2005 and each calendar
               month thereafter ...................     266,945


                  Any principal balance of the Senior Term B Loan remaining outstanding on the Senior Term B Maturity Date shall be paid on the Senior Term B Maturity Date. Interest on the Senior Term B Loan shall accrue and be paid in accordance with Section 1.5."

                  (b) The preamble to Section 4.3 (Financial Covenants) of the Loan Agreement shall be amended to read in its entirety as follows:

                  "4.3 FINANCIAL COVENANTS. Until the monetary Obligations under the Senior Term A Note and the Senior Term B Note have been paid in full, Borrower shall perform, comply with and observe each of the covenants set forth in this Section 4.3 (it being understood that references to the 'Period' covering the 'Trailing four consecutive Fiscal Quarters ending in December 2004' are in fact references to the 'Period' covering the 'Trailing four consecutive Fiscal Quarters ending January 2, 2005').

                  (c) Clause (b) (Minimum Fixed Charge Coverage Ratio) of
Section 4.3 (Financial Covenants) of the Loan Agreement shall be amended by adding the following sentence immediately following the table set forth therein:

                  "For purposes of calculating the Fixed Charge Coverage Ratio for any of the "Periods" set forth in the foregoing table that includes the Fiscal Quarter ended June 27, 2004, there shall be excluded from Fixed Charges for such Fiscal Quarter up to $150,000 of Capital Expenditures incurred by Borrower in such Fiscal Quarter solely in connection with the purchase and relocation of spiral freezers. For purposes of calculating the Fixed Charge Coverage Ratio for any of the "Periods" set forth in the foregoing table that includes the Fiscal Quarter ending September 26, 2004, there shall be excluded from Fixed Charges for such Fiscal Quarter up to $350,000 of Capital Expenditures incurred by Borrower in such Fiscal Quarter solely in connection with the purchase and relocation of spiral freezers."

                  (d) Clause (d) (Maximum Capital Expenditures) of Section 4.3 (Financial Covenants) of the Loan Agreement shall be amended to read in its entirety as follows:

                  "(d) MAXIMUM CAPITAL EXPENDITURES. Capital Expenditures shall not exceed $300,000 in any Fiscal Quarter; PROVIDED, HOWEVER, that:

                           (i) if (A) Borrower prepares and furnishes to Lender
                  a "payback" analysis of Capital Expenditures it proposes to make or incur in any Fiscal Quarter in excess of such maximum Fiscal Quarterly amount, (B) Lender has at least five (5) Business Days to review such analysis and (C) if satisfied with such analysis in its sole discretion, Lender consents in writing to such excess amount(s) prior to the incurrence thereof, then Borrower may make or incur such excess Capital Expenditures in such Fiscal Quarter; and

                           (ii) in addition to the $300,000 of Capital
                  Expenditures Borrower may incur in any Fiscal Quarter as provided above, (A) Borrower may incur an aggregate of $850,000 of Capital Expenditures in the Fiscal Year ending September 26, 2004, to expand its "mandarin chicken" manufacturing line, (B) Borrower may incur an aggregate of $150,000 of Capital Expenditures in the Fiscal Quarter ended June 27, 2004, solely in connection with the purchase and relocation of spiral freezers and (C) Borrower may incur an aggregate of $350,000 of Capital Expenditures in the Fiscal Quarter ending September 26, 2004, solely in connection with the purchase and relocation of such spiral freezers."

                  (e) Clause (g) (Minimum Net Working Capital) of Section 4.3 (Financial Covenants) of the Loan Agreement shall be amended to read in its entirety as follows:

                  "(g) MINIMUM NET WORKING CAPITAL. For each of the Fiscal Months listed in the table below, Net Working Capital at the end of each such Fiscal Month shall not be less than the amount set forth opposite each such Fiscal Month:

                                                    Minimum Net
               Fiscal Month                       Working Capital
               ------------                       ---------------
               September 2004.................    $  11,165,000
               October 2004...................       11,067,500
               November 2004..................       10,970,000
               December 2004 .................       10,972,500
               January 2005 ..................       10,775,000
               February 2005 .................       11,044,445
               March 2005 ....................       11,413,890
               April 2005 ....................       11,583,335
               May 2005 ......................       11,852,780
               June 2005 .....................       12,322,225
               July 2005 .....................       12,391,670
               August 2005 ...................       12,661,115
               September 2005.................       13,030,560
               October 2005...................       12,400,005
               November 2005..................       12,500,005
               December 2005 .................       12,700,005
               January 2006 ..................       12,500,005
               February 2006 .................       12,600,005
               March 2006 ....................       13,000,005
               April 2006 ....................       13,200,005
               May 2006 ......................       13,400,005
               June 2006 .....................       13,700,005
               July 2006 .....................       13,800,005
               August 2006 ...................       14,000,005
               September 2006.................       14,300,005

                  (f) Schedule A (Definitions and Rules of Construction) of the Loan Agreement shall be amended by adding the following new definitions to Schedule A in alphabetical order:

                  "'FOURTH AMENDMENT' shall mean that certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated October 6, 2004, to be effective as of September 26, 2004."

                  "'FOURTH AMENDMENT EFFECTIVE DATE' shall mean September 26, 2004."

                  "'INCREMENTAL SENIOR TERM B LOAN PRINCIPAL PAYDOWN' shall mean scheduled payments of principal on the Senior Term B Loan in excess of $69,445."

                  "'LIBOR BUSINESS DAY' shall mean any Business Day on which commercial banks are open for international business (including dealings in interbank U.S Dollar deposits) in London, England."

                  "'LIBOR INTEREST PERIOD' shall mean, with respect to the Senior Term B Loan, (i) the period commencing on September 27, 2004, and ending November 25, 2004, and (ii) each sixty (60) day period thereafter, as determined by Lender, each of which periods shall commence on the last day of the immediately preceding LIBOR Interest Period; PROVIDED, HOWEVER, that (A) any LIBOR Interest Period (1) that would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such succeeding LIBOR Business Day falls into another calendar month, in which case such LIBOR Interest Period shall end on the next preceding LIBOR Business Day or (2) that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such LIBOR Interest Period) shall end on the last LIBOR Business Day of a calendar month, (B) no LIBOR Interest Period shall end after the Senior Term B Loan Maturity Date."

                  "'LIBOR RATE' shall mean, with respect to each LIBOR Interest Period and at the time of determination, a variable rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1.0%) equal to the rate of interest determined by Lender at which deposits in United States dollars are offered for such LIBOR Interest Period by Bank of America's principal office in London, England, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such LIBOR Interest Period."

                  (g) Schedule A (Definitions and Rules of Construction) of the Loan Agreement shall be amended by amending the following existing definitions to read in their entirety as follows:

                  "'ADJUSTED CURRENT LIABILITIES' shall mean, at any time, (i) all Indebtedness and other liabilities of Borrower that are classified as 'current liabilities' at such time in accordance with GAAP, MINUS
         (ii) all Indebtedness owing to Levine Leichtman Capital Partners, II, L.P., in its capacity as the Senior Subordinated Creditor, at such time, if and only to the extent such Indebtedness is classified at such time as a 'current liability' in accordance with GAAP."

                  "'APPLICABLE RATE' shall mean:

                           (i) With respect to the Senior Term A Loan, a rate
                  per annum accruing on the Senior Term A Loan equal to the greater of (A) five and one-half percent (5.5%) and (B) the Prime Rate in effect from time to time plus one and one-half percent (1.5%); PROVIDED, HOWEVER, that if for any Performance Week the outstanding principal balance of the Senior Term A Loan exceeds the In-Formula Amount as shown on the Borrowing Base Certificate pertaining to that Performance Week, then, with respect to such excess, the Applicable Rate for the Application Week to which that Performance Week relates shall be a rate per annum equal to the greater of (A) eight percent (8.0%) and (B) the Prime Rate in effect from time to time PLUS four percent (4.0%); and

                           (ii) With respect to the Senior Term B Loan, a rate
                  per annum accruing on the Senior Term B Loan equal to the LIBOR Rate PLUS 750 basis points.

                  In addition, if, for any Interest Rate Measurement Period, an Interest Rate Event occurs, the Applicable Rate for the Fiscal Quarter immediately succeeding such Interest Rate Event Measurement Period shall be equal to the rate of interest determined, with respect to the Senior Term A Loan, under clause (i) and, with respect to the Senior Term B Loan, under clause (ii), in each case PLUS 200 basis points."

                  "'FIXED CHARGES' shall mean, for any period and without duplication, the sum of (i) Cash Interest Expense; (ii) scheduled payments of principal on any Indebtedness of Borrower and its Subsidiaries, excluding (a) scheduled payment at maturity of principal on the Term Loans and (b) the Incremental Senior Term B Loan Principal Paydown; (iii) scheduled Capitalized Lease Obligations of Borrower or any of its Subsidiaries for such period representing principal; (iv) Taxes estimated to be paid by Borrower and its Subsidiaries (after giving effect to the net operating loss carryforward of TreeCon, if any, for any period ending on or prior to the Spin-Off Effective Date); (v) cash dividends or distributions, if any, paid by Borrower or any of its Subsidiaries;
         (vi) Capital Expenditures; and (vii) with respect to any period ended on or before the Spin-Off Effective Date, all Tax Sharing Cash Payments, in each of clauses (i) through (vii) for such period."

                  "'INTERCREDITOR AGREEMENT' shall mean a Second Amended and Restated Intercreditor and Subordination Agreement dated as of April 16, 2003, between Lender and Senior Subordinated Creditor, as amended by a First Amendment to and Consent under Second Amended and Restated Intercreditor and Subordination Agreement dated as of October 31, 2003, and as supplemented by a Consent under Second Amended and Restated Intercreditor and Subordination Agreement dated October 6, 2004, to be effective as of September 26, 2004, as further amended or supplemented from time to time."

                  "'INTEREST RATE MEASUREMENT PERIOD' shall mean each of the measurement "Periods" described in Sections 4.3(a), 4.3(b) and 4.3(c), as applicable, other than, in each such case, (i) the trailing four consecutive Fiscal Quarters ending September 26, 2004, and (ii) the trailing four consecutive Fiscal Quarters ending January 2, 2005."

                  "'SECURITIES PURCHASE AGREEMENT' shall mean that certain Second Amended and Restated Securities Purchase Agreement dated as of April 16, 2003, as amended by a First Amendment to Second Amended and Restated Securities Purchase Agreement dated as of May 16, 2003, a Second Amendment to Second Amended and Restated Securities Purchase Agreement dated as of June 19, 2003, a Third Amendment to Second Amended and Restated Securities Purchase Agreement dated as of October 31, 2003, and a Fourth Amendment to Second Amended and Restated Securities Purchase Agreement dated October 6, 2004, to be effective as of September 26, 2004, as further amended from time to time."

                  "'SENIOR TERM B MATURITY DATE'" means the earliest of (a) January 31, 2006, (b) the date Lender's obligation to make Loans is terminated and the Obligations are declared to be due and payable pursuant to Section 7.2, and (c) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of
         Section 1.10."

                  (h) Each of the Disclosure Schedules to the Loan Agreement listed in EXHIBIT A attached hereto shall be amended by the Disclosure Schedules attached to such EXHIBIT A as provided for in such amended Disclosure Schedules (it being understood that such amended Disclosure Schedules shall update the corresponding Disclosure Schedules through and including the Fourth Amendment Effective Date).

         2. CONDITIONS PRECEDENT TO AMENDMENTS. The effectiveness of the amendments set forth in Section 1 as of the Fourth Amendment Effective Date shall be subject to the satisfaction, in Lender's sole discretion, of each of the following conditions precedent:

                  (a) FOURTH AMENDMENT EFFECTIVE DATE. All of the conditions precedent set forth in this Section 2 shall have been satisfied effective as of the Fourth Amendment Effective Date.

                  (b) Amended Loan Documents. Lender shall have received the following closing documents, each dated as of the Fourth Amendment Effective Date (collectively, and together with this Amendment, the "FOURTH AMENDMENT LOAN DOCUMENTS"):

                           (i) AMENDMENT TO INTERCREDITOR AGREEMENT. A Second
Amendment to and Consent Under Second Amended and Restated Intercreditor and Subordination Agreement, duly executed by Senior Subordinated Creditor and Borrower.

                  (c) AMENDMENT TO SECURITIES PURCHASE AGREEMENT. Senior Subordinated Creditor and Borrower shall have entered into a fourth amendment to the Securities Purchase Agreement, in form and substance satisfactory to Lender.

                  (d) REPRESENTATIONS AND WARRANTIES. Lender shall have received from Borrower an Officers' Certificate, in form and substance satisfactory to Lender, dated as of the Fourth Amendment Effective Date and duly executed by the President and Chief Executive Officer and the Chief Financial Officer of Borrower, to the effect that (i) after giving effect to the execution, delivery and performance of this Amendment and the other Fourth Amendment Loan Documents and the amended Disclosure Schedules attached as Exhibit A hereto, each of the representations and warranties of Borrower contained in the Loan Agreement was true and correct on and as of the date made and was true and correct on and as of the Fourth Amendment Effective Date, with the same effect as if made on and as of the Fourth Amendment Effective Date; (ii) each of the covenants and agreements of Borrower required to be performed or satisfied under this Amendment on or before the Fourth Amendment Effective Date has been performed or satisfied on or before the Fourth Amendment Effective Date; (iii) Borrower has satisfied or fulfilled each of the conditions precedent set forth in this
Section 2; (iv) no Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment or the other Fourth Amendment Loan Documents and (v) since September 28, 2003, no Material Adverse Change has occurred other than as previously disclosed to Lender in writing or as previously disclosed in Borrower's SEC Documents.

                  (e) AMENDMENT FEE. Lender shall have received from Borrower a nonrefundable amendment fee, payable in cash, in the amount of $11,325.

                  (f) [INTENTIONALLY OMITTED.]

                  (g) REIMBURSEMENT OF FEES AND EXPENSES. Borrower shall have reimbursed Lender for all actual and estimated fees, costs and expenses, including attorneys' fees and expenses, incurred or to be incurred by Lender and remaining unpaid as of the Fourth Amendment Effective Date, as required under
Section 10.2 of the Loan Agreement,
including the fees and expenses incurred or to be incurred in connection with the preparation, execution, delivery and performance of this Amendment and the other Fourth Amendment Loan Documents and the consummation of the transactions contemplated hereby and thereby.

                  (h) CONSENTS. Borrower shall have obtained or made all Consents required to be obtained from all Governmental Authorities and other Persons (including the amendment referred to in Section 2(b)(i) above) in connection with the execution, delivery and performance of this Amendment and the other Fourth Amendment Loan Documents, and Lender shall have approved the terms and conditions thereof.

                  (i) CERTIFIED BOARD RESOLUTIONS. Lender shall have received a Secretary's Certificate from Borrower, in form and substance satisfactory to Lender, duly executed by the Secretary of Borrower and dated as of the Fourth Amendment Effective Date, certifying as to (i) the charter of Borrower, as amended, (ii) the Bylaws of Borrower, as amended, and (iii) the resolutions of the Board of Directors of Borrower approving the execution, delivery and performance of this Amendment and each of the other Fourth Amendment Loan Documents and the consummation of the transactions contemplated hereby and thereby.

                  (j) GOOD STANDING CERTIFICATES. Lender shall have received (i) a corporate good standing certificate and a tax good standing certificate, if available, for Borrower from the Secretary of State of the State of Nevada and Nevada taxing authority, (ii) a corporate good standing certificate and a tax good standing certificate for Borrower from the Secretary of State of the State of California and the Franchise Tax Board of the State of California, respectively, and (iii) a corporate good standing certificate and a tax good standing certificate, if available, of Borrower from the Secretaries of State or similar governmental authority of each jurisdiction in which Borrower is required to be qualified to transact business as a foreign corporation or other entity, in each case dated as of a recent practicable date.

                  (k) CERTIFIED FINANCIAL PROJECTIONS. Borrower shall have delivered to Lender, and Lender shall have approved, consolidated financial projections of Borrower for the two-year period commencing September 27, 2004, and ending on the last day of the Fiscal Year ending in September 2006. Such financial projections shall be prepared in accordance with the requirements of
Section 5.1(f) of the Loan Agreement and, among other things, shall specify the assumptions on which they are based and shall be made in good faith. The financial projections shall be accompanied by an Officers' Certificate, in form and substance satisfactory to Lender, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of Borrower, certifying as to the assumptions on which such financial projections are based.

                  (l) LEGAL PROHIBITIONS. The consummation of the transactions contemplated by this Amendment and the other Fourth Amendment Loan Documents shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws.

         3. REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Lender to enter into this Amendment, Borrower represents and warrants to Lender as follows:

                  (a) AUTHORIZATION; BINDING EFFECT. Borrower has the full power and authority to enter into, deliver and perform its obligations under this Amendment and the other Fourth Amendment Loan Documents. The execution, delivery and performance by Borrower of this Amendment and the other Fourth Amendment Loan Documents and the consummation of the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Borrower. This Amendment has been, and as of the Fourth Amendment Effective Date each of the other Fourth Amendment Loan Documents will be, duly executed and delivered by Borrower. This Amendment constitutes, and as of the Fourth Amendment Effective Date each of the other Fourth Amendment Loan Documents will constitute, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

                  (b) NO CONFLICT. The execution, delivery and performance by Borrower of this Amendment and the other Fourth Amendment Loan Documents and the consummation of the transactions contemplated hereby and thereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of Borrower, as in effect on the date hereof; (ii) any Applicable Laws; or (iii) any term of any material contract, indenture, note, mortgage, instrument, agreement or other document to which Borrower is a party or by which any of its properties or assets are bound.

                  (c) RANK; OBLIGATIONS. The Senior Term A Loan ranks PARI PASSU with the Senior Term B Loan, and no other Indebtedness of Borrower ranks senior to, or PARI PASSU with, the Senior Term A Loan or the Senior Term B Loan. Immediately following the closing of the transactions contemplated hereby, there will be no agreement, indenture, instrument or other document to which Borrower is a party or by which it or they are bound that requires the subordination in right of payment or rights upon liquidation of any Obligations to the repayment of any other existing or future Indebtedness of Borrower.

                  (d) NO CONSENTS. Other than the Consent of the Senior Subordinated Lender and those obtained or made pursuant to Section 2(h) above, neither Borrower nor any of its Affiliates is required to obtain from or make with any Governmental Authority or any other Person any Consent in connection with execution, delivery or performance of this Amendment or any other Fourth Amendment Loan Documents or for the purpose of maintaining in full force and effect any Licenses and Permits of Borrower, except where the failure to obtain such consent or maintain any such License or Permit, as the case may be, could not have a Material Adverse Effect. There are no orders, decrees, judgments, injunctions or rulings of any Governmental Authority against Borrower or any of its assets.

                  (e) REPRESENTATIONS AND WARRANTIES. After giving effect to the updated Disclosure Schedules attached as EXHIBIT A hereto, each of the representations and warranties of Borrower contained in the Loan Agreement is true and correct in all material respects (it being understood that Overhill Ventures has been liquidated, wound up and dissolved and Borrower has no Subsidiaries).

                  (f) NO DEFAULT. No Default or Event of Default has occurred and is continuing or will result from the execution and delivery of this Amendment or the other Fourth Amendment Loan Documents or the consummation of the transactions contemplated hereby or thereby.

                  (g) COLLATERAL SECURITY. The Liens granted in favor of Lender under the Collateral Documents continue to constitute valid, enforceable, perfected and continuing security interests and Liens in, on and to the Collateral to secure the payment and performance in full of all Obligations, including the Senior Term A Loan and the Senior Term B Loan, and such security interests and liens are subject, as to priority, only to the Permitted Liens to the extent entitled to priority under Applicable Law.

                  (h) PRINCIPAL BALANCES. As of the date hereof, the principal amount of the Senior Term A Loan is $17,800,000 and the principal amount of the Senior Term B Loan is $4,305,550.

         4. CONFIRMATION; FULL FORCE AND EFFECT. The amendments set forth in
Section 1 shall amend the Loan Agreement on and as of the Fourth Amendment Effective Date, and the Loan Agreement shall otherwise remain in full force and effect, as amended thereby, from and after the Fourth Amendment Effective Date in accordance with its terms. Borrower hereby ratifies, approves and affirms in all respects each of the Loan Agreement, as amended hereby, the Senior Term A Note, the Senior Term B Note, the Collateral Documents (including the Liens granted in favor of Lender under the Collateral Documents) and each of the other Loan Documents, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

         5. NO OTHER AMENDMENTS. This Amendment is being delivered without prejudice to the rights, remedies or powers of Lender under or in connection with the Loan Agreement, the Senior Term A Note, the Senior Term B Note, the Collateral Documents and the other Loan Documents, Applicable Laws or otherwise and, except as expressly provided in Section 1 above, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Loan Agreement or any Loan Document or the obligations of Borrower thereunder. In addition, nothing contained in this Amendment is intended to constitute, or shall be construed as, a waiver of any Interest Rate Event, Default or Event of Default, or other breach or violation of the Loan Agreement, the Senior Term A Note, the Senior Term B Note, the Collateral Documents or any other Loan Document, whether past, present or future, or a forbearance by Lender of any of its rights, remedies or powers against Borrower or the Collateral. Lender hereby expressly reserves all of its rights, powers and remedies under or in connection with the Loan Agreement, the Senior Term A Note, the Senior Term B Note, the Collateral Documents and the other Loan

Documents, whether at law or in equity, including, without limitation, the right to declare all Obligations to be due and payable.

         6. MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Amendment and the other Fourth Amendment Loan Documents constitute the entire understanding and agreement with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

                  (b) Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

                  (c) COUNTERPARTS. This Amendment may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives on the first date written above, to be effective as of the Fourth Amendment Effective Date.

                                      BORROWER
                                      --------

                                      OVERHILL FARMS, INC., a Nevada corporation

                                      By: /s/ James Rudis
                                          --------------------------------------
                                          James Rudis
                                          President and Chief Executive Officer


                                      By: /s/ John Steinbrun
                                          --------------------------------------
                                          John Steinbrun
                                          Senior Vice President and Chief
                                            Financial Officer

                                     LENDER
                                     ------

                                     PLEASANT STREET INVESTORS, LLC, a
                                     California limited liability company

                                     By: Levine Leichtman Capital Partners,
                                         Inc., its Manager

                                         By: /s/ Steven E. Hartman
                                             -----------------------------------
                                             Steven E. Hartman
                                             Vice President

                                    EXHIBIT A

                          Amended Disclosure Schedules
                          ----------------------------

         Attached hereto are amended, updated versions of the following Disclosure Schedules, which Disclosure Schedules are amended and updated through and including the Fourth Amendment Effective Date (it being understood that all other Disclosure Schedules shall remain unamended and in full force and effect):

     Schedule 3.5 --               Conflicts with Other Instruments; Existing
                                   Defaults; Rank
     Schedule 3.10 --              SEC Documents
     Schedule 3.12(a)(i) --        Existing Indebtedness
     Schedule 3.12(a)(iv) --       UCC Financing Statements
     Schedule 3.12(a)(v) --        Payables Aging Schedule
     Schedule 3.14 --              Material Contracts
     Schedule 3.20 --              Legal Action
     Schedule 3.23 --              Licenses and Permits
     Schedule 3.25 --              Real Property
     Schedule 3.31 --              Insurance
     Schedule 3.32 --              Customers
     Schedule 3.33 --              Suppliers
     Schedule 3.35 --              Personal Property Leases
     Schedule 3.36 --              Employment Agreements
     Schedule 3.46 --              Executive Offices; Corporate or Other Names
     Schedule C --                 Non-Standard Concentration Account Debtors